EXHIBIT 32.1

CERTIFICATIONS

In connection with the Annual Report of Graphene & Solar Technologies Limited (the "Company") on Form 10-K for the period ending September 30, 2018 as filed with the Securities and Exchange Commission (the "Report"), Roger May, the Company’s Interim Chief Executive Officer, and Frank G Herrera, Interim Chief Financial and Accounting Officer certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

January 22, 2019	By:	/s/ Roger May
Chief Executive Officer Interim

January 22, 2019	By:	/s/ Frank G. Herrera
CFO Interim